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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               SEPTEMBER 30, 1997
                Date of Report (Date of earliest event reported)



                                ALZA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
             _____________________________________________________


DELAWARE                        1-6247                           77-0142070
(State or other          (Commission File Number)            (I.R.S. Employer
 Jurisdiction of                                             Identification No.)
 Incorporation)

                   ________________________________________

                                   950 Page Mill Road
                                     P.O. BOX 10950
                            PALO ALTO, CALIFORNIA 94303-0802
                             (Address of Principal Executive
                                   Offices)(Zip Code)



Registrant's telephone number, including area code: (650) 494-5000


             _____________________________________________________
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 30, 1997, ALZA Corporation ("ALZA") completed a special distribution of shares of Crescendo Pharmaceuticals Corporation ("Crescendo") Class A Common Stock to the holders of ALZA Common Stock and ALZA's outstanding convertible subordinated debentures. Holders of record on September 18, 1997 (the "Record Date") received one Crescendo share for every 20 shares of ALZA Common Stock owned on the Record Date, one Crescendo share for every 36 shares of ALZA Common Stock into which the holder's 5% convertible subordinated debentures were convertible on the Record Date, and one Crescendo share for every 37 shares of ALZA Common Stock into which the holder's 5 1/4% zero coupon convertible subordinated debentures were convertible on the Record Date, with cash distributed in lieu of fractional shares. Prior to the distribution, ALZA contributed $300 million in cash to Crescendo. The Crescendo shares are quoted on the Nasdaq National Market under the symbol "CNDO."

     Under agreements between ALZA and Crescendo, ALZA will undertake the development of products for Crescendo. ALZA has the option to license each Crescendo product and an option to purchase all the Crescendo Class A Common Stock at a price set according to a predetermined formula.

     Approximately 4,965,470 shares of Crescendo were distributed. The distribution is expected to be a taxable dividend to the holders of ALZA Common Stock and taxable interest to holders of the debentures.

     The press release announcing the completion of the distribution is attached as Exhibit 99.1 hereto and is incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

Exhibit 99.1 - Press Release issued by ALZA Corporation on September 30, 1997.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   ALZA CORPORATION


                                   /s/Peter D. Staple
                                   ------------------
                                   By:  Peter D. Staple
                                   Senior Vice President and General Counsel

Date:  October 2, 1997
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                                 EXHIBIT INDEX


Exhibit 99.1 - Press Release issued by ALZA Corporation on September 30, 1997.